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                                                                    EXHIBIT 23.4


                               HENRY & PETERS, PC
                          CERTIFIED PUBLIC ACCOUNTANTS




                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Franklin Bank Corp.


We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-112856 of Franklin Bank Corp. on Form S-1 of our report dated
November 4, 2003 on the consolidated financial statements of Jacksonville Bancorp, Inc., appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                             /s/ HENRY & PETERS, P.C.
                                             ---------------------------
                                             Henry & Peters, P.C.


Tyler, Texas
April 6, 2004



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
       3310 S. Broadway, Suite 100   o   Tyler, Texas 75701-7851   o   903-597-6311   o   Fax: 903-597-0543
     1127 Judson Road, Suite 233   o    Longview, Texas 75601-5157   o   903-758-0648   o   Fax: 903-758-0409
                          www.henrypeters.com   o   E-mail: info@henrypeters.com

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